CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to all references made to us in this Post-Effective Amendment No. 2 to the Henssler Equity Fund's Registration Statement on Form N-1A and the use of our report dated June 10, 1999 on the financial statements and financial highlights which are incorporated by reference into such registration statement.



/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
August 27, 1999